UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Anchiano Therapeutics Ltd.

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Anchiano to Hold Virtual Annual Meeting of Shareholders

CAMBRIDGE, Mass., April 17, 2020 – Anchiano Therapeutics Ltd. (Nasdaq: ANCN) (the “Company”) today announced it has elected to hold its 2020 Annual General Meeting of Shareholders (the “Annual Meeting”) as a virtual meeting due to the ongoing public health concerns related to the coronavirus (COVID-19) pandemic. The Annual Meeting will still be held on April 23, 2020 at 11:00 a.m. (Eastern Daylight Time).

As described in the proxy materials for the Annual Meeting (the “Proxy Materials”), shareholders as of the close of business on March 23, 2020, the record date, are entitled to participate in the Annual Meeting. Shareholders can participate in the Annual Meeting via the internet by visiting https://anchiano.webex.com/anchiano/j.php?MTID=m99b0b42faed9b725d14a1b66c65252b7 and entering the meeting number (280 326 067). Shareholders can also participate in the Annual Meeting by dialing 1-415-655-0003 in the United States, or 1-809-454-387 in Israel, and entering the identifying information described above. Shareholders will not be able to attend the Annual Meeting in person. We encourage shareholders to log into the website and access the webcast before the Annual Meeting’s start time.

All shareholders are encouraged to vote and submit their proxies in advance of the Annual Meeting by one of the methods described in the Proxy Materials. The proxy card previously distributed with the Proxy Materials will not be updated to reflect the change in meeting format and may continue to be used to vote shares in connection with the Annual Meeting. Shareholders who have previously sent in proxies do not need to take any further action.

About the Company

The Company is a biopharmaceutical company dedicated to the discovery, development, and commercialization of novel targeted therapies to treat cancer in areas of significant clinical need located in Cambridge, MA. The Company is developing small-molecule pan-RAS inhibitors and inhibitors of PDE10 and the b-catenin pathway. For more information on the Company, please visit www.anchiano.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions, many of which are beyond the control of the Company, including, without limitation, the risk factors and other matters set forth in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Company Contact:

Frank Haluska, M.D., Ph.D.

President and Chief Executive Officer

info@anchiano.com

Investor Contact:

Ashley R. Robinson

Managing Director

LifeSci Advisors, LLC

617-430-7577

arr@lifesciadvisors.com